SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report - April 5, 2002

TOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Pennsylvania   	     2-89573		  25-1445946
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)	Number)


Center Square, Greencastle, Pennsylvania	    17225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (717) 597-2137



	N/A
(Former name or former address, if changed since last report)























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Item 1.	Changes in Control of Registrant.

	Not Applicable.

Item 2.	Acquisition or Disposition of Assets.

	Not Applicable.

Item 3.	Bankruptcy or Receivership.

	Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

	Not Applicable.

Item 5.	Other Events.

On April 4, 2002, Tower Bancorp, Inc. issued a news release announcing its financial results for the quarter ended March 31, 2002. The news release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 6.	Resignations of Registrant's Directors.

	Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit:

99	News Release, dated April 4, 2002, of Tower
Bancorp, Inc.

Item 8.	Change in Fiscal Year.

	Not Applicable.

Item 9.	Regulation FD Disclosure.

	Not Applicable.







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	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



	TOWER BANCORP, INC.
	(Registrant)


Dated:  April 5, 2002	/s/ Jeff B. Shank
	Jeff B. Shank, President and
Chief Executive Officer
(Principal Executive Officer)







































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EXHIBIT INDEX


	Page Number
	In Manually
Exhibit	Signed Original

99	News Release, dated April 4, 2002
of Tower Bancorp, Inc.	5













































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	Exhibit 99


FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
	Franklin T. Klink, III
	Chief Financial Officer
	(717) 597-2137


TOWER BANCORP, INC REPORTS EARNINGS

GREENCASTLE, PA April 4, 2002 - Tower Bancorp, Inc. parent company of The First National Bank of Greencastle, reports earnings of $1,448,284 or earnings per share of $.83 for the quarter ended March 31, 2002. This represents a 31% increase over earnings from the first quarter of 2001. Net interest income increased 21% to $2,669,142. Return on equity and return on assets were 20.2% and 2.30%, respectively, for the first quarter of 2002.
	As of March 31, 2002 assets stood at $255,042,000, an increase of 13% or $30,095,000 over first quarter-end totals for the year 2001. Total loans reached $180,833,000, an increase of $29,699,000 or 20%, while deposits at the quarter-end totaled $180,451,000.
	The above figures are based on unaudited financial statements. The First National Bank of Greencastle operates seven offices in the Greencastle, Chambersburg, Shady Grove, Quincy, Laurich Estates, Mercersburg and Waynesboro areas.
###




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